                                   PROMISSORY NOTE


$70,000.00                                                Minneapolis, Minnesota
                                                                  April 11, 1996

    FOR VALUE RECEIVED, the undersigned promises to pay to the order of INFORMATION ADVANTAGE, INC. ("Holder") the principal sum of SEVENTY THOUSAND AND NO/100 DOLLARS ($70,000.00), in lawful money of the United States of America, with interest at the rate of 5.33% per annum, payable sixty (60) days after demand by the Holder hereof; provided, however, that this Note shall be immediately due and payable if (a) the Maker shall voluntarily resign his employment with Holder, (b) the Maker breaches any provisions in his amended and restated employment agreement with the Holder, dated April 27, 1995 ("Employment Agreement") or (c) Maker's employment shall be terminated by Holder for cause, as defined in his Employment Agreement.

    This Note may be prepaid at any time in whole or in part without premium or penalty. Payments on this Note shall first be applied to accrued interest and thereafter in reduction of principal.

    The undersigned hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest. The undersigned agrees to pay all reasonable costs of collection (including reasonable attorney's fees) incurred by the Holder hereof in enforcing this Note. This Note shall be governed by the laws of Minnesota.




                                       /s/ Richard L. Tanler
                                       -------------------------------------
                                       Richard L. Tanler